EXHIBIT 10.62

SECOND DEED OF TRUST AND SECURITY AGREEMENT

THIS SECOND DEED OF TRUST AND SECURITY AGREEMENT (“Security Instrument”) is made as of the 21st day of April, 2005, by ELECTROPURE, INC., a California corporation (“ELTP”), ELECTROPURE HOLDINGS, LLC, a California limited liability company ( “LLC”), to and for the benefit of ANTHONY M. FRANK  (“Lender”).

As used herein, the term “Borrower” shall mean Electropure, Inc. and its wholly-owned subsidiary, Electropure Holdings, LLC, jointly and severally.

ELTP owes Lender the principal sum of Fifty Thousand Dollars ($50,000.00), evidenced by that certain 8% Convertible Term Note dated April 21, 2005 (the “Note”), a copy of which is attached hereto as Exhibit “A”.  The Note provides that the full debt, if not paid earlier, shall be due and payable on August 18, 2005, the “Maturity Date” of the Note.

LLC obtained a Two Million Dollar ($2,425,000) deed of trust loan (the “First Deed of Trust Loan”) from Farmers Insurance Group Federal Credit Union c/o Business Partners, LLC (the “Senior Lien Holder”) on or about May 5, 2004, which loan is secured by a first deed of trust lien on the Property (the “First Deed of Trust”) and is also guaranteed by ELTP.  The documents evidencing or securing the First Deed of Trust Loan are collectively referred to herein as the First Deed of Trust Loan Documents.

This Security Instrument secures to Lender:

(a)               the repayment of the debt evidenced by the Note, with interest as provided in the Note, and all renewals, extensions and modifications of the Note;

(b)              the payment of all other sums, with interest as provided in the Note, advanced under paragraph 6 hereof to protect the security of this Security Instrument; and

(c)               the performance of Borrower’s covenants and agreements under this Security Instrument and the Note.

For these purposes, Borrower irrevocably grants and conveys to Lender, with power of sale, subject to the rights of the Senior Lien Holder under the First Deed of Trust, the property located in Orange County, California which has the address of 23456 South Pointe Drive, Laguna Hills, California 92653 and is further described below (“Property Address”):

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND DESCRIBED AS:  PARCEL 12, IN THE CITY OF LAGUNA HILLS, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 120, PAGES 17 TO 21 OF PARCEL MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING ALL OIL, GAS AND OTHER MINERALS THAT MAY BE WITHIN OR UNDER THE LAND ABOVE DESCRIBED AND ALL DRILLING AND OTHER RIGHTS WITH RESPECT THERETO EXCEPT THE RIGHT TO DRILL, MINE, OF